                                                                     EXHIBIT 3.2


                              HEADHUNTER.NET, INC.




                              AMENDED AND RESTATED
                                     BYLAWS

                                TABLE OF CONTENTS



Article I. OFFICES AND AGENT....................................................................1
         Section 1.01      Registered Office and Agent..........................................1
         Section 1.02      Other Offices........................................................1

Article II. MEETINGS OF SHAREHOLDERS............................................................1
         Section 2.01      Annual Meetings......................................................1
         Section 2.02      Special Meetings.....................................................1
         Section 2.03      Place of Meetings....................................................1
         Section 2.04      Notice of Meetings...................................................2
         Section 2.05      Shareholder Nominations and Proposals................................2
         Section 2.06      Voting Group.........................................................3
         Section 2.07      Quorum for Voting Groups.............................................3
         Section 2.08      Vote Required for Action.............................................4
         Section 2.09      Voting for Directors.................................................4
         Section 2.10      Voting of Shares.....................................................4
         Section 2.11      Proxies..............................................................4
         Section 2.12      Chairman of the Board................................................5
         Section 2.13      Inspectors...........................................................5
         Section 2.14      Adjournments.........................................................5
         Section 2.15      Action by Shareholders Without a Meeting.............................6

Article III. THE BOARD OF DIRECTORS.............................................................6
         Section 3.01      General Powers.......................................................6
         Section 3.02      Number, Election and Term of Office..................................6
         Section 3.03      Removal..............................................................7
         Section 3.04      Vacancies............................................................7
         Section 3.05      Compensation.........................................................8
         Section 3.06      Committees...........................................................8

Article IV. MEETINGS OF THE BOARD OF DIRECTORS..................................................8
         Section 4.01      Regular Meetings.....................................................8
         Section 4.02      Special Meetings.....................................................8
         Section 4.03      Place of Meetings....................................................8
         Section 4.04      Notice of Meetings...................................................8
         Section 4.05      Quorum...............................................................9
         Section 4.06      Vote Required for Action.............................................9
         Section 4.07      Participation by Conference Telephone................................9
         Section 4.08      Adjournments.........................................................9
         Section 4.09      Action by Directors Without a Meeting...............................10

Article V. MANNER OF NOTICE TO AND WAIVER OF NOTICE............................................10
         Section 5.01      Manner of Notice....................................................10
         Section 5.02      Waiver of Notice....................................................11

Article VI. OFFICERS...........................................................................12
         Section 6.01      Number and Duties...................................................12
         Section 6.02      Appointment and Term................................................12
         Section 6.03      Compensation........................................................12
         Section 6.04      Chairman of the Board...............................................12
         Section 6.05      President...........................................................12
         Section 6.06      Vice Presidents.....................................................12
         Section 6.07      Secretary...........................................................13
         Section 6.08      Treasurer...........................................................13
         Section 6.09      Bonds...............................................................13

Article VII. SHARES............................................................................13
         Section 7.01      Authorization and Issuance of Shares................................13
         Section 7.02      Share Certificates..................................................14
         Section 7.03      Registered Owner....................................................14
         Section 7.04      Transfers of Shares.................................................14
         Section 7.05      Duty of Corporation to Register Transfer............................14
         Section 7.06      Lost, Stolen, or Destroyed Certificates.............................15
         Section 7.07      Record Date with Regard to Shareholder Action.......................15

Article VIII. DISTRIBUTIONS....................................................................15
         Section 8.01      Authorization or Declaration........................................15
         Section 8.02      Record Date With Regard to Distributions............................15

Article IX. INDEMNIFICATION....................................................................16
         Section 9.01      Definitions.........................................................16
         Section 9.02      Basic Indemnification Arrangement...................................17
         Section 9.03      Advances for Expenses...............................................17
         Section 9.04      Court-Ordered Indemnification and Advances for Expenses.............18
         Section 9.05      Determination of Reasonableness of Expenses.........................18
         Section 9.06      Indemnification of Employees and Agents.............................19
         Section 9.07      Liability Insurance.................................................19
         Section 9.08      Witness Fees........................................................20
         Section 9.09      Report to Shareholders..............................................20
         Section 9.10      Security for Indemnification Obligations............................20
         Section 9.11      No Duplication of Payments..........................................20
         Section 9.12      Subrogation.........................................................20
         Section 9.13      Contract Rights.....................................................20
         Section 9.14      Specific Performance................................................20
         Section 9.15      Non-exclusivity, Etc................................................21
         Section 9.16      Amendments..........................................................21
         Section 9.17      Severability........................................................21

Article X. MISCELLANEOUS.......................................................................21
         Section 10.01     Inspection of Records...............................................21
         Section 10.02     Fiscal Year.........................................................22
         Section 10.03     Corporate Seal......................................................22

         Section 10.04     Financial Statements................................................22
         Section 10.05     Conflict with Articles of Incorporation.............................22

Article XI. AMENDMENTS.........................................................................22
         Section 11.01     Power to Amend Bylaws...............................................22

Article XII. CERTAIN PROVISIONS OF GEORGIA LAW.................................................22
         Section 12.01     Fair Price Requirements.............................................22
         Section 12.02     Business Combinations...............................................22

                          ARTICLE I. OFFICES AND AGENT

SECTION 1.01 REGISTERED OFFICE AND AGENT
The corporation shall continuously maintain in the state of Georgia a registered office that may be the same as any of the corporation's places of business. In addition, the corporation shall continuously maintain a registered agent whose business office is identical with the registered office. The registered agent may be an individual who resides in the state of Georgia, a domestic corporation or nonprofit domestic corporation, or a foreign corporation or nonprofit foreign corporation authorized to transact business in the state of Georgia.

SECTION 1.02 OTHER OFFICES
In addition to having a registered office, the corporation may have other offices, located in or out of the state of Georgia, as the corporation's board of directors ("Board of Directors") may designate from time to time.

                      ARTICLE II. MEETINGS OF SHAREHOLDERS

SECTION 2.01 ANNUAL MEETINGS
The corporation shall hold a meeting of shareholders annually at a time designated by the Board of Directors for the purpose of electing directors and transacting any other business that may properly come before the shareholders. If the corporation does not hold an annual meeting as provided in this Section, any business, including the election of directors, that might properly have been acted upon at an annual meeting may be acted upon by the shareholders at a special meeting held in accordance with these bylaws or in accordance with a court order.

SECTION 2.02 SPECIAL MEETINGS
Special meetings of shareholders may be called at any time by (i) the Board of Directors, (ii) the Chairman of the Board of Directors, (iii) the President of the corporation or (iv) the holders of two-thirds (2/3) of the votes entitled to be cast on any issue proposed to be considered at such special meeting following delivery by such holders to the Secretary of the corporation of a signed and dated written request setting forth the purposes of such meeting.

SECTION 2.03 PLACE OF MEETINGS
The corporation may hold shareholders' meetings, both annual and special, at any place in or out of the state of Georgia except that the corporation shall hold any meeting at the place set forth in the notice of the meeting or, if the meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice. If no place is specified in the notice or the waiver of notice, the corporation shall hold the meeting at the corporation's principal office.

SECTION 2.04 NOTICE OF MEETINGS
The corporation shall notify shareholders of the date, time, and place of each annual and special shareholders' meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. Unless the Georgia Business Corporation Code, as amended (the "Code"), or the articles of incorporation require otherwise, the corporation shall notify only those shareholders entitled to vote at the meeting who have not waived, in accordance with Section 5.02, the right to receive notice. In the case of an annual meeting, the notice need not state the purposes of the meeting unless the articles of incorporation or the Code provide otherwise. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called. If not otherwise fixed under Code Section 14-2-703 or 14-2-707, the record date for determining shareholders entitled to notice of and entitled to vote at an annual or special shareholders' meeting is the close of business on the day before the first notice is delivered to shareholders.

SECTION 2.05 SHAREHOLDER NOMINATIONS AND PROPOSALS

                  (a) No proposal for a shareholder vote shall be submitted by a shareholder (a "Shareholder Proposal") to the corporation's shareholders unless the shareholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all natural persons, corporations, partnerships, trusts or any other type of legal entity or recognized ownership vehicle (collectively, "Persons") acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the corporation's books (if they so appear); (iii) the class and number of shares of the corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Shareholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the corporation to consider the Shareholder Proposal. The presiding officer at any shareholders' meeting may determine that any Shareholder Proposal was not made in accordance with the procedures prescribed in these bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Shareholder Proposal shall be disregarded.

                  (b) Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth in this Section 2.05, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the corporation at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.05. Nominations by shareholders shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual;
(B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E) whether such nominee has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and
(ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (X) the name and business address of such Person, (Y) the name and address of such Person as they appear on the corporation's books (if they so appear), and (Z) the class and number of shares of the corporation that are beneficially owned by such Person. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any shareholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by these bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

                           (c) Nomination Notices and Shareholder Proposals
shall be delivered to the Secretary of the corporation at the principal executive office of the corporation (i) within 120 days prior to an annual meeting of shareholders or (ii) within 10 days after the date that notice of a special meeting is sent to shareholders.

SECTION 2.06 VOTING GROUP
The term "voting group" means all shares of one or more classes or series that under the Code or the articles of incorporation are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Code or the articles of incorporation to vote generally on the matter are for that purpose a single voting group.

SECTION 2.07 QUORUM FOR VOTING GROUPS
Shares entitled to vote as a separate voting group may take action on a matter at a meeting of shareholders only if a quorum of those shares exists with respect to that matter. Unless the Code or the articles of incorporation provide otherwise, a majority of the votes (as represented by person or by proxy) entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting as provided in Section 7.7.

SECTION 2.08 VOTE REQUIRED FOR ACTION
If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Code, the articles of incorporation, or the bylaws require a greater number of affirmative votes. If the Code or the articles of incorporation provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in this Section and in Sections 2.06 and 2.07. If the Code or the articles of incorporation provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in this section and in Sections 2.06 and 2.07. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

SECTION 2.09 VOTING FOR DIRECTORS
Unless otherwise provided in the articles of incorporation or the Code, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide.

SECTION 2.10 VOTING OF SHARES
Unless the Code or the articles of incorporation provide otherwise, each outstanding share having voting rights is entitled to one vote on each matter voted on at a meeting of shareholders. Shareholders voting their shares shall vote their shares by voice vote or by show of hands unless (i) a qualified voting shareholder, prior to any voting on a matter, demands a vote by ballot or
(ii) the presiding officer determines in his or her sole discretion to vote by ballot. If a demand occurs or the presiding officer determines to do so, shareholders shall vote by ballot. Each ballot shall state the name of the shareholder voting and the number of shares voted by the shareholder. If a ballot is cast by proxy, the ballot must also state the name of the proxy.

SECTION 2.11 PROXIES

                  (a) A shareholder may vote his or her shares in person or by proxy. For a shareholder to vote shares by proxy, a shareholder or his or her agent or attorney in fact shall appoint a proxy by executing a writing that authorizes another person or persons to vote or otherwise act for the shareholder by signing and dating an appointment form. An appointment of proxy is effective when the corporate agent authorized to tabulate votes receives an original or facsimile transmission of a signed appointment form. The appointment of proxy is valid for only one meeting and any adjournments, and the appointment form must specify that meeting. In any event, the appointment is not valid for longer than eleven (11) months unless the appointment form expressly provides for a longer period. The corporate secretary shall file any appointment of proxy with the records of the meeting to which the appointment relates.

                  (b) An appointment of proxy is revocable or irrevocable as provided in the Code.

                  (c) If any person questions the validity of an appointment of proxy, that person shall submit the appointment form for examination to the secretary of the shareholders' meeting or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary, proxy officer, or committee, as the case may be, will determine the appointment form's validity. The secretary's reference in the meeting's minutes to the regularity of the appointment of proxy will be prima facie evidence of the facts stated in the minutes for establishing a quorum at the meeting and for all other purposes.

SECTION 2.12 CHAIRMAN OF THE BOARD
The Chairman of the Board shall preside over every shareholders' meeting unless the shareholders elect another person to preside at a meeting. The Chairman of the Board may appoint any persons he or she deems necessary to assist with the meeting.

SECTION 2.13 INSPECTORS
The corporation may appoint one or more inspectors to act at a shareholders' meeting and to make a written report of the inspectors' determinations. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability. The inspector shall: ascertain the number of shares outstanding and the voting power of each; determine the shares represented at a meeting; determine the validity of proxies and ballots; count all votes; and determine the result. An inspector may be an officer or employee of the corporation.

SECTION 2.14 ADJOURNMENTS
Whether or not a quorum is present to organize a meeting, any meeting of shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place, but no later than 120 days after the date fixed for the original meeting unless the requirements of the Code concerning the selection of a new record date have been met. At any reconvened meeting within that time period, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new record date.

SECTION 2.15 ACTION BY SHAREHOLDERS WITHOUT A MEETING
Action required or permitted by the Code to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by at least two-thirds (2/3) of all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by at least two-thirds (2/3) of all shareholders entitled to take action without a meeting, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.


                      ARTICLE III. THE BOARD OF DIRECTORS

SECTION 3.01 GENERAL POWERS
All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the articles of incorporation, bylaws approved by the shareholders, or agreements among the shareholders that are otherwise lawful. No limitation upon the authority of a director, whether contained in the articles of incorporation, bylaws, or an agreement among shareholders, shall be effective against persons, other than shareholders and directors, who do not have actual knowledge of the limitation.

SECTION 3.02 NUMBER, ELECTION AND TERM OF OFFICE
The number of directors of the corporation shall be seven (7) and may be adjusted by resolution of the shareholders or of the Board of Directors from time to time. Any resolution of the Board of Directors increasing or decreasing the number of directors of the corporation shall require the affirmative vote of at least two-thirds (2/3) of the entire Board of Directors. The directors shall be divided into three classes, Class I, Class II and Class III, each consisting, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the annual shareholders meeting of 1999, the terms of the initial Class I directors shall expire and a new Class I shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors; at the annual shareholders meeting of 2000, the terms of the initial Class II directors shall expire and a new Class II shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successor; and at the annual shareholders meeting of 2001, the terms of the initial Class III directors shall expire and a new Class III shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successor. At each succeeding annual meeting of shareholders, successors to the class of directors whose term expires at the annual meeting of shareholders shall be elected for a three-year term.

Except as provided in Section 3.04, a director shall be elected by the affirmative vote of the holders of a plurality of the shares represented at the meeting of shareholders at which the director stands for election and entitled to elect such director.

                  The number of directors may be increased or decreased from time to time as provided herein or by amendment to these bylaws and the articles of incorporation of the corporation; provided, however, that any amendment to the bylaws by the Board of Directors which increases or decreases the number of directors of the corporation must be approved by the affirmative vote of at least two-thirds (2/3) of the entire Board of Directors; provided further, that the total number of directors at any time shall not be less than three provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. In the event of any increase or decrease in the authorized number of directors, each director then serving shall continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, retirement, disqualification, removal from office or death, and the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible; provided, however, that any such additional directors elected by the Board shall serve only for a term expiring at the next meeting of the shareholders called for the purpose of electing directors. Each director shall serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office, or death.

SECTION 3.03 REMOVAL
The shareholders may remove one or more directors only for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of all votes entitled to be cast in the election of such directors. If the director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. The shareholders may remove a director only at a special meeting called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. For purposes of this Section, "cause" shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by an order of a court, (iii) gross dereliction of duty, (iv) commission of an action involving moral turpitude or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action results in an improper substantial personal benefit and a material injury to the corporation.

SECTION 3.04 VACANCIES
If a vacancy occurs on the Board of Directors, the first to act of the shareholders or the Board of Directors may fill the vacancy for the unexpired term. But if the vacancy results from an increase in the number of directors in the Board of Directors or the removal of a director by the corporation's shareholders, and the Board of Directors acts first to fill this vacancy, the director elected will serve a term continuing only until the next election of directors by the shareholders and until the election and qualification of a successor. Even if the directors remaining in office constitute fewer than a quorum of the Board of Directors, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy.

SECTION 3.05 COMPENSATION
Unless the articles of incorporation provide otherwise, the Board of Directors may determine from time to time the compensation, if any, that directors may receive for their services as directors. A director may also serve the corporation in a capacity other than that of director and receive compensation determined by the Board of Directors for services rendered in such other capacity.

SECTION 3.06 COMMITTEES
The Board of Directors by resolution may create one or more committees and appoint members of the Board of Directors to serve on such committees at the discretion of the Board of Directors. Except as limited by the Code, each committee will have the authority set forth in the resolution establishing such committee.


                 ARTICLE IV. MEETINGS OF THE BOARD OF DIRECTORS

SECTION 4.01 REGULAR MEETINGS
The Board of Directors shall hold a regular meeting immediately after an annual shareholders' meeting or a special shareholders' meeting held in lieu of an annual meeting. In addition, the Board of Directors may schedule and hold other meetings at regular intervals throughout the year.

SECTION 4.02 SPECIAL MEETINGS
The Board of Directors shall hold a special meeting upon the call of the Chairman of the Board, the President or any two directors.

SECTION 4.03 PLACE OF MEETINGS
The Board of Directors may hold meetings, both regular and special, at any place in or out of the state of Georgia. Regular meetings shall be held at the place established from time to time for regular meetings. Special meetings shall be held at the place set forth in the notice of the meeting or, if the special meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice.

SECTION 4.04 NOTICE OF MEETINGS
Unless the articles of incorporation provide otherwise, the corporation is not required to give notice of the date, time, place, or purpose of a regular meeting of the Board of Directors. The corporation shall, give at least one (1) day's prior notice of the date, time, and place of a special meeting of the Board of Directors. Notices of special meetings shall comply with Section 5.01 and may be waived in accordance with Section 5.02.

SECTION 4.05 QUORUM
Unless the Code, the articles of incorporation, or these bylaws require a greater number, a quorum of the Board of Directors consists of a majority of the total number of directors that has been initially fixed in the articles of incorporation or that has been later prescribed by resolution of the shareholders or of the Board of Directors in accordance with Section 3.02.

SECTION 4.06 VOTE REQUIRED FOR ACTION

                  (a) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Code, the articles of incorporation, or these bylaws require the vote of a greater number of directors.

                  (b) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

                           (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting;

                           (ii)  his or her dissent or abstention from the
action taken is entered in the minutes of the meeting; or

                           (iii) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.

The right to dissent or abstain is not available to a director who votes in favor of the action taken.

SECTION 4.07 PARTICIPATION BY CONFERENCE TELEPHONE
Any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

SECTION 4.08 ADJOURNMENTS
A majority of the directors present at a meeting may adjourn the meeting from time to time. This right to adjourn exists whether or not a quorum is present at the meeting and applies to regular as well as special meetings, including any meetings that are adjourned and reconvened. If a meeting of the Board of Directors is adjourned to a different date, time, or place, the corporation is not required to give notice of the new date, time, or place or of the business to be transacted, if the new date, time, or place is announced at the meeting before adjournment. At the meeting reconvened after adjournment, the Board of Directors may transact any business that could have been transacted at the meeting that was adjourned.

SECTION 4.09 ACTION BY DIRECTORS WITHOUT A MEETING
Any action required or permitted by the Code to be taken at any meeting of the Board of Directors (or a committee of the Board of Directors) may be taken without a meeting if the action is taken by all of the members of the Board of Directors (or the committee, as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each of the directors (or each of the directors serving on the committee, as the case may be), and delivered to the corporation for inclusion in the minutes or filing with the corporate records.


              ARTICLE V. MANNER OF NOTICE TO AND WAIVER OF NOTICE
                          BY SHAREHOLDERS AND DIRECTORS

SECTION 5.01 MANNER OF NOTICE

                  (a) Whenever these bylaws require notice to be given to any shareholder or director, the notice must comply with this Section 5.01 in addition to any other section of these bylaws concerning notice and any provision in the articles of incorporation.

                  (b) Notice to shareholders shall be in writing. Notice to a director may be written or oral.

                  (c) Notice may be communicated in person; by telephone, telegraph, teletype, facsimile, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Unless otherwise provided in the Code, the articles of incorporation, or these bylaws, notice by facsimile transmission, telegraph, or teletype shall be deemed to be notice in writing.

                  (d) Written notice to shareholders, if the notice is in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders.

                  (e) Except as provided in subsection 5.01(d), written notice, if in a comprehensible form, is effective at the earliest of the following:

                           (i) when received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence;

                           (ii) five (5) days after its deposit in the mail, as evidenced by the postmark, or such longer period as provided in the articles of incorporation or these bylaws, if mailed with first-class postage prepaid and correctly addressed; or

                           (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

                  (f) Oral notice is effective when communicated if communicated in a comprehensible manner.

                  (g) In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

SECTION 5.02 WAIVER OF NOTICE

                  (a) A shareholder may waive any notice before or after the date and time stated in the notice. Except as provided in subsection 5.02(b), the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                  (b)      A shareholder's attendance at a meeting:

                           (i)   waives objection to lack of notice or defective
notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

                           (ii)  waives objection to consideration of a
particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                  (c) A shareholder's waiver of notice is not required to specify the business transacted or the purpose of the meeting unless required by the Code or these bylaws.

                  (d) A director may waive any notice before or after the date and time stated in the notice. Except as provided in paragraph (e) of this
Section 5.02, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                  (e) A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                              ARTICLE VI. OFFICERS

SECTION 6.01 NUMBER AND DUTIES
The officers of the corporation shall consist of a Chairman of the Board, President and a Secretary, and may include a Treasurer and one or more Vice Presidents and Assistant Secretaries and any other officers as may be appointed by the Board of Directors, as it determines, in its sole discretion, to be necessary or desirable. The officers will have the authority and will perform the duties as set forth in these bylaws. The other officers that are appointed will have the authority and will perform the duties as established by the Board of Directors from time to time.

SECTION 6.02 APPOINTMENT AND TERM
The Board of Directors appoints the individuals who will serve as officers of the corporation. An individual may simultaneously hold more than one office. All officers serve at the pleasure of the Board of Directors. The Board of Directors may remove with or without cause any officer.

SECTION 6.03 COMPENSATION
The Board of Directors or a committee thereof will fix the compensation, if any, of all corporate officers.

SECTION 6.04 CHAIRMAN OF THE BOARD
The Chairman of the Board shall preside at all meetings of shareholders and the Board of Directors. The Chairman of the Board shall have such other powers and duties as may be delegated to him or her from time to time by the Board of Directors.

SECTION 6.05 PRESIDENT
The President will be the chief executive officer of the corporation and will have general supervision of the business of the corporation. The President will see that all orders and resolutions of the Board of Directors are carried into effect. Unless the articles of incorporation, these bylaws, or a resolution of the Board of Directors provides otherwise, the President may execute and deliver on behalf of the corporation any contract, conveyance, or similar document not requiring approval by the Board of Directors or shareholders as provided in the Code. The President will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.

SECTION 6.06 VICE PRESIDENTS
In the case of absence or disability of the President, or at the direction of the President, the Vice President, if any, will have the authority and perform the duties of the President. A Vice President will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.

SECTION 6.07 SECRETARY
The Secretary will have responsibility for preparing minutes of the acts and proceedings of all meetings of the shareholders, of the Board of Directors, and of any committees of the Board of Directors. The Secretary will have authority to give all notices required by the Code, other applicable law, or these bylaws. The Secretary will have responsibility for the custody of the corporate books, records, contracts, and other corporate documents. The Secretary will have authority to affix the corporate seal to any lawfully executed document and will sign any instruments that require his or her signature. The Secretary will authenticate records of the corporation. The Secretary will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time. In the case of absence or disability of the Secretary, or at the direction of the President, any assistant secretary has the authority and may perform the duties of the Secretary.

SECTION 6.08 TREASURER
The Treasurer, if any, will have responsibility for the custody of all funds and securities belonging to the corporation and for the receipt, deposit, or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer will cause to be maintained true accounts of all receipts and disbursements and will make reports of these to the Board of Directors, upon its request, and to the President, upon his or her request. The Treasurer will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.

SECTION 6.09 BONDS
The Board of Directors by resolution may require any or all of the officers, agents, or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions that from time to time may be required by the Board of Directors.

                              ARTICLE VII. SHARES

SECTION 7.01 AUTHORIZATION AND ISSUANCE OF SHARES
The Board of Directors may authorize shares of any class or series provided for in the articles of incorporation to be issued for consideration deemed valid under the provisions of the Code. In addition, before the corporation issues the shares authorized by the Board of Directors, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate. To the extent provided in the articles of incorporation, the Board of Directors will determine the preferences, limitations, and relative rights of such shares before their issuance.

SECTION 7.02 SHARE CERTIFICATES
The interest of each shareholder shall be represented by a certificate or certificates representing shares of the corporation which shall be in such form as Board of Directors may from time to time adopt. Share certificates shall be numbered consecutively, shall be in registered form shall indicate the date of issuance, the name of the corporation and that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by any one of the Chairman of the Board, the President, a Vice President, the Secretary or the Treasurer. The corporate seal need not be affixed.

SECTION 7.03 REGISTERED OWNER
The corporation may treat the registered owner of any share of stock of the corporation as the person exclusively entitled to vote that share and to receive any dividend or other distribution with respect to that share and as the exclusive owner of that share for all other purposes. Accordingly, the corporation is not required to recognize any other person's equitable, or other, claim to or interest in that share, whether or not the corporation has express or other notice of the claim or interest, except as provided otherwise by law.

SECTION 7.04 TRANSFERS OF SHARES
The Board of Directors will designate a transfer agent to transfer shares on the transfer books of the corporation when the agent is properly directed to do so. The transfer agent will keep these books at his or her office. Only the person named on a certificate, or his or her attorney-in-fact lawfully constituted by a writing, may direct the transfer agent to transfer the share represented by that certificate. Before the corporation issues a new certificate to the new owner of the share, the old certificate must be surrendered to the corporation for cancellation. In the case of a certificate claimed to have been lost, stolen, or destroyed, the person making the claim must comply with Section 7.06.

SECTION 7.05 DUTY OF CORPORATION TO REGISTER TRANSFER
Notwithstanding any provision in Section 7.04, the corporation is not under a duty to register the transfer of a share unless:

                  (a) the certificate representing that share is endorsed by the appropriate person or persons;

                  (b) reasonable assurance is given that the endorsement or affidavit (in the case of a lost, stolen, or destroyed certificate) is genuine and effective;

                  (c) the corporation either has no duty to inquire into adverse claims or has discharged that duty;

                  (d) the requirements of any applicable law relating to the collection of taxes for the proposed transfer have been met; and

                  (e) the transfer is in fact rightful or is to a bona fide purchaser.

SECTION 7.06 LOST, STOLEN, OR DESTROYED CERTIFICATES
Any person claiming a share certificate has been lost, stolen, or destroyed must make an affidavit or affirmation of that fact in the manner prescribed by the Board of Directors. In addition, if the Board of Directors requires, the person must give the corporation a bond of indemnity in a form and amount, and with one or more sureties, satisfactory to the Board of Directors. Once the person has satisfactorily completed these steps, the corporation will issue an appropriate new certificate to replace the certificate alleged to have been lost, stolen, or destroyed.

SECTION 7.07 RECORD DATE WITH REGARD TO SHAREHOLDER ACTION
The Board of Directors may fix a future date as the record date in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action (except an action provided for in Section 8.02). Any future date fixed as a record date may not be more than seventy (70) days before the date on which the meeting is to be held or the action requiring a determination of shareholders is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If the Board of Directors does not fix a future date as a record date, the corporation will determine the record date in accordance with the Code.


                          ARTICLE VIII. DISTRIBUTIONS

SECTION 8.01 AUTHORIZATION OR DECLARATION
Subject to any restriction in the articles of incorporation, the Board of Directors from time to time in its discretion may authorize or declare and the corporation may make distributions to the shareholders in accordance with the Code.

SECTION 8.02 RECORD DATE WITH REGARD TO DISTRIBUTIONS
The Board of Directors may fix a future date as the record date in order to determine shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the corporation's shares). If the Board of Directors does not fix a future date as the record date, the corporation will determine the record date in accordance with the Code.


                          ARTICLE IX. INDEMNIFICATION

SECTION 9.01 DEFINITIONS
As used in this Article, the term:

                  (a) "corporation" includes any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                  (b) "director" or "officer" means an individual who is or was a director or board-elected officer, respectively, of the corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. "Director" or "officer" includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

                  (c) "disinterested director" or "disinterested officer" means a director or officer, respectively who at the time of an evaluation referred to in subsection 9.05(b) is not:

                           (i)      A party to the proceeding; or

                           (ii)     An  individual having a familial, financial,
professional, or employment relationship with the person whose advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's or officer's judgment when voting on the decision being made.

                  (d)      "expenses" includes counsel fees.

                  (e) "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

                  (f) "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                  (g) "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

                  (h) "reviewing party" shall mean the person or persons making the determination as to reasonableness of expenses pursuant to Section 9.05 of this Article, and shall not include a court making any determination under this Article or otherwise.

SECTION 9.02 BASIC INDEMNIFICATION ARRANGEMENT

                  (a) The corporation shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding; provided, however that the corporation shall not indemnify a director or officer under this Article for any liability incurred in a proceeding in which the director or officer is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

                           (i)   For any appropriation, in violation of his or
her duties, of any business opportunity of the corporation;

                           (ii)  For acts or omissions which involve intentional
misconduct or a knowing violation of law;

                           (iii) For the types of liability set forth in Section
14-2-832 of the Code; or

                           (iv)   For any transaction from which he or she
received an improper personal benefit.

                  (b) If any person is entitled under any provision of this Article to indemnification by the corporation for some portion of liability incurred by him or her, but not the total amount thereof, the corporation shall indemnify such person for the portion of such liability to which he or she is entitled.

SECTION 9.03 ADVANCES FOR EXPENSES

                  (a) The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer if he or she delivers to the corporation:

                           (i)      A written  affirmation of his or her good
faith belief that his or her conduct does not constitute behavior of the kind described in subsection 9.02(a) above; and

                           (ii)     His or her written undertaking (meeting the
qualifications set forth below in subsection 9.03(b)) to repay any funds advanced if it is ultimately determined that he or she is not entitled to indemnification under this Article or the Code.

                  (b) The undertaking required by subsection 9.03(a)(2) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and shall be accepted without reference to the financial ability of the proposed indemnitee to make repayment. If a director or officer seeks to enforce his or her rights to indemnification in a court pursuant to
Section 9.04 below, such undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he or she is not entitled to indemnification, as to which all rights of appeal have been exhausted or have expired.

SECTION 9.04 COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES

                  (a) A director or officer who is a party to a proceeding because he or she is a director or officer may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. For purposes of this Article, the corporation hereby consents to personal jurisdiction and venue in any court in which is pending a proceeding to which a director or officer is a party. Regardless of any determination by the Reviewing Party as to the reasonableness of expenses, and regardless of any failure by the Reviewing Party to make a determination as to the reasonableness of expenses, such court's review shall be a de novo review. After receipt of an application and after giving any notice it considers necessary, the court shall:

                           (i)      Order indemnification or advance for
expenses if it determines that the director or officer is entitled to indemnification or advance for expenses; or

                           (ii)     Order indemnification or advance for
expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or officer, or to advance expenses to the director or officer, even if the director or officer failed to comply with the requirements for advance of expenses, or was adjudged liable in a proceeding referred to in subsection 9.02(a)(4) above.

                  (b) If the court determines that the director or officer is entitled to indemnification or advance for expenses, the corporation shall pay the director's or officer's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

SECTION 9.05 DETERMINATION OF REASONABLENESS OF EXPENSES

                  (a) The corporation acknowledges that indemnification of a director or officer under Section 9.02 has been pre-authorized by the corporation as permitted by Section 14-2-859(a) of the Code, and that pursuant authority exercised under Section 14-2-856 of the Code, no determination need be made for a specific proceeding that indemnification of the director or officer is permissible in the circumstances because he or she has met a particular standard of conduct. Nevertheless, except as set forth in subsection 9.05(b) below, evaluation as to reasonableness of expenses of a director or officer for a specific proceeding shall be made as follows:

                           (i)      If there are two or more disinterested
directors, by the board of directors of the corporation by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

                           (ii)     If there are fewer than two disinterested
directors, by the board of directors (in which determination directors who do not qualify as disinterested directors may participate); or

                           (iii)    By the shareholders, but shares owned by or
voted under the control of a director or officer who at the time does not qualify as a disinterested director or disinterested officer may not be voted on the determination.

                  (b) Notwithstanding the requirement under subsection 9.05(a) that the Reviewing Party evaluate the reasonableness of expenses claimed by the proposed indemnitee, any expenses claimed by the proposed indemnitee shall be deemed reasonable if the Reviewing Party fails to make the evaluation required by subsection 9.05(a) within sixty (60) days following the proposed indemnitee's written request for indemnification or advance for expenses.

SECTION 9.06 INDEMNIFICATION OF EMPLOYEES AND AGENTS
The corporation may indemnify and advance expenses under this Article to an employee or agent of the corporation who is not a director or officer to the same extent and subject to the same conditions that a Georgia corporation could, without shareholder approval under Section 14-2-856 of the Code, indemnify and advance expenses to a director, or to any lesser extent (or greater extent if permitted by law) determined by the board of directors, in each case consistent with public policy.

SECTION 9.07 LIABILITY INSURANCE
The corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article or the Code.

SECTION 9.08 WITNESS FEES
Nothing in this Article shall limit the corporation's power to pay or reimburse expenses incurred by a person in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

SECTION 9.09 REPORT TO SHAREHOLDERS
To the extent and in the manner required by the Code from time to time, if the corporation indemnifies or advances expenses to a director or officer in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance to the shareholders.

SECTION 9.10 SECURITY FOR INDEMNIFICATION OBLIGATIONS
The corporation may at any time and in any manner, at the discretion of the board of directors, secure the corporation's obligations to indemnify or advance expenses to a person pursuant to this Article.

SECTION 9.11 NO DUPLICATION OF PAYMENTS
The corporation shall not be liable under this Article to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder.

SECTION 9.12 SUBROGATION
In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

SECTION 9.13 CONTRACT RIGHTS.
The right to indemnification and advancement of expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of these bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his or her capacity as such) the right to consent or object to any subsequent amendment of these bylaws.

SECTION 9.14 SPECIFIC PERFORMANCE
In any proceeding brought by or on behalf of an officer or director to specifically enforce the provisions of this Article, the corporation hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and the corporation shall not urge in any such proceeding the claim or defense that such remedy at law exists. The provisions of this Section 9.15, however, shall not prevent the officer or director from seeking a remedy at law in connection with any breach of the provisions of this Article.

SECTION 9.15 NON-EXCLUSIVITY, ETC.
The rights of a director or officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he or she may have under contract or the Georgia Business Corporation Code or otherwise.

SECTION 9.16 AMENDMENTS
It is the intent of the corporation to indemnify and advance expenses to its directors and officers to the full extent permitted by the Georgia Business Corporation Code, as amended from time to time. To the extent that the Georgia Business Corporation Code is hereafter amended to permit a Georgia business corporation to provide to its directors greater rights to indemnification or advancement of expenses than those specifically set forth hereinabove, this Article shall be deemed amended to require such greater indemnification or more liberal advancement of expenses to the corporation's directors and officers, in each case consistent with the Georgia Business Corporation Code as so amended from time to time. No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

SECTION 9.17 SEVERABILITY
To the extent that the provisions of this Article are held to be inconsistent with the provisions of Part 5 of Article 8 of the Georgia Business Corporation Code, such provisions of such Code shall govern. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.


                            ARTICLE X. MISCELLANEOUS

SECTION 10.01 INSPECTION OF RECORDS
The Board of Directors may determine what corporate records, other than those specifically required by the Code to be made open to inspection, will be made open to the right of inspection by the shareholders. In addition, the Board of Directors may fix reasonable rules not in conflict with the Code regarding the inspection of corporate records that are required by the Code or are permitted by determination of the Board of Directors to be made open to inspection. The right of inspection granted in Code Section 14-2-1602(c) is not available to any shareholder owning two percent (2%) or less of the shares outstanding, unless the Board of Directors in its discretion grants prior approval for the inspection to the shareholder.

SECTION 10.02 FISCAL YEAR
The Board of Directors may determine the fiscal year of the corporation and may change the fiscal year from time to time as the Board of Directors deems appropriate.

SECTION 10.03 CORPORATE SEAL
If the Board of Directors determines that the corporation should have a corporate seal for the corporation, the corporate seal will be in the form the Board of Directors from time to time determines.

SECTION 10.04 FINANCIAL STATEMENTS
In accordance with the Code, the corporation shall prepare and provide to the shareholders such financial statements as may be required by the Code.

SECTION 10.05 CONFLICT WITH ARTICLES OF INCORPORATION
In the event that any provision of these bylaws conflicts with any provision of the articles of incorporation, the provision in the articles of incorporation will govern.


                             ARTICLE XI. AMENDMENTS

SECTION 11.01 POWER TO AMEND BYLAWS.
The Board of Directors may amend or repeal the bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the shareholders. The shareholders may prescribe, by expressing in the action they take in adopting or amending any bylaw or bylaws, that the bylaw or bylaws so adopted or amended shall not be altered, amended or repealed by the Board of Directors.


                 ARTICLE XII. CERTAIN PROVISIONS OF GEORGIA LAW

SECTION 12.01 FAIR PRICE REQUIREMENTS.
All of the requirements of Article 11, Part 2, of the Code, included in Sections 14-2-1110 through 1113 (and any successor provisions thereto), shall be applicable to the corporation with any business combination, as defined therein, with any interested shareholder, as defined therein.

SECTION 12.02 BUSINESS COMBINATIONS.
All of the requirements of Article 11, Part 3, of the Code, included in Sections 14-2-1131 through 1133 (and any successor provisions thereto), shall be applicable to the corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.